Exhibit 10.1

Execution Version

Deal CUSIP: 96217HAA7

Term Loan CUSIP: 96217HAB5

TERM LOAN AGREEMENT

dated as of

August 25, 2025,

among

WEYERHAEUSER NR COMPANY,

as the Borrower,

WEYERHAEUSER COMPANY,

as the Parent,

The LENDERS Party Hereto

and

TRUIST BANK,

as Administrative Agent

___________________________

TRUIST SECURITIES, INC.

and

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

as Joint Lead Arrangers and Joint Bookrunners

and

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

as Syndication Agent

TABLE OF CONTENTS

i

SCHEDULES:
Schedule 1.01	—	Unrestricted Subsidiaries
Schedule 2.01	—	Lenders; Commitments
Schedule 3.06	—	Litigation

EXHIBITS:
Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing/Interest Election Request
Exhibit C-1	—	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit C-2	—	Form of U.S. Tax Compliance Certificate for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit C-3	—	Form of U.S. Tax Compliance Certificate for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit C-4	—	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit D	—	Form of Compliance Certificate

TERM LOAN AGREEMENT dated as of August 25, 2025 (this “Agreement”), among WEYERHAEUSER NR COMPANY, a Washington corporation, the WEYERHAEUSER COMPANY, a Washington corporation, the LENDERS party hereto and TRUIST BANK, as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Truist Bank, in its capacity as the administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble hereto.

“Anti-Corruption Laws” means all laws, rules and regulations of the United States and Canada applicable to the Parent or any Restricted Subsidiary from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the Corruption of Foreign Public Officials Act (Canada).

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Rate” means, for any day, with respect to any Base Rate Loan or Term SOFR Loan, as the case may be, the applicable rate per annum set forth below based upon the Ratings received from S&P and Moody’s:

Level 1	Level 2	Level 3

S&P: Moody’s:	BBB+ or higher Baa1 or higher	BBB Baa2	BBB- or lower Baa3 or lower
Term SOFR Loan	0.800%	0.900%	1.000%
Base Rate Loan	0.000%	0.000%	0.000%

For purposes of the foregoing, (a) in the event either S&P or Moody’s shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), the Applicable Rate shall be based on the remaining Rating by either S&P or Moody’s, as the case may be, (b) in the event neither S&P nor Moody’s shall have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), the Applicable Rate shall be based on Level 3, (c) if the Ratings established by S&P or Moody’s shall fall within different Levels, the Applicable Rate shall be based on the higher of the two Ratings, unless the Ratings differ by two or more Levels, in which case the Applicable Rate shall be based on the Level one level below that corresponding to the higher Rating, and (d) if the Rating by S&P or Moody’s shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change is received by the Parent, the Borrower, the Administrative Agent or the Lenders. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of a Rating from such rating agency (it being agreed that, notwithstanding anything in Section 9.02 to the contrary, any such amendment may be effected with the consent of the Required Lenders) and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating from such rating agency most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Truist Securities, Inc. and Coöperatieve Rabobank U.A., New York Branch, in their capacities as the joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower, in each case with the consent of any Person whose consent is required by Section 9.04 and accepted by the Administrative Agent.

“Attributable Debt” means, in respect of any Sale and Lease-Back Transaction at any time, the present value (discounted at the interest rate implicit in such transaction) of the obligation of the lessee for rental payments during the remaining term of the applicable lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended), determined in accordance with GAAP; provided that if such Sale and Lease-Back Transaction results in a Capital Lease Obligation, the amount of “Attributable Debt” represented thereby will be determined in accordance with the definition of “Capital Lease Obligations”.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1%; provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, as applicable. Notwithstanding the foregoing, in no event shall the Base Rate be less than the Floor.

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan that bears interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities in the United States at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities in the United States at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 120th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 120 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(c)(i) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(c)(i).

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Weyerhaeuser NR Company, a Washington corporation, and its successors permitted by Section 6.03.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit B or any other form reasonably acceptable to the Administrative Agent and the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the NYFRB is closed.

“Capital Lease Obligations” of any Person means, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the SEC under the Exchange Act as in effect on the date hereof, but excluding any employee benefit plan of the Parent or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall own directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent, (b) a majority of the seats (other than vacant seats) on the board of directors of the Parent shall at any time be occupied by persons who were not (i) directors of the Parent on the date hereof, (ii) directors nominated or appointed by the management of the Parent or (iii) directors nominated, appointed or approved by a majority of the directors referred to in the preceding clauses (i) and (ii) or this clause (iii) or (c) the Borrower ceases to be a Subsidiary of the Parent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.13.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan hereunder, expressed as an amount representing the maximum principal amount of such Lender’s Loan hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Effective Date is $800,000,000.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or the Parent pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business

Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) determines in its commercially reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its commercially reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its commercially reasonable discretion that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” means, as of any date, the consolidated total assets of the Parent that would be reported as “total assets” on a consolidated balance sheet of the Parent prepared as of such date in accordance with GAAP, but excluding therefrom the total assets of any Unrestricted Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent and each Lender.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; provided, further, that if Daily Simple SOFR as so determined shall be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, unless cured or waived, an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower, the Parent or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Borrower or the Administrative Agent made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Borrower or the Administrative Agent, as applicable, of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Disclosed Matters” means any information disclosed in (a) the Annual Report on Form 10-K of the Parent for the fiscal year ended December 31, 2024, the Quarterly Reports on Form 10-Q of the Parent for the fiscal quarters ended March 31, 2025 and June 30, 2025 and all other reports publicly filed by the Parent with the SEC on Form 8-K since December 31, 2024 and prior to the date hereof and (b) the actions, suits and proceedings disclosed on Schedule 3.06.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of any Person described in clause (a) above or (c) any institution established in an EEA Member Country that is a subsidiary of any Person described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in
Article IV are satisfied (or waived in accordance with Section 9.02).

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any commercial bank, any investment bank, any savings and loan association, any savings bank, finance company, financial institution and any insurance company that, in each case under this clause (d), extends credit or makes, invests in, or purchases loans in the ordinary course of business, other than, in each case, (i) the Parent or any Subsidiary or other Affiliate thereof, (ii) any Defaulting Lender or (iii) any natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees, directives and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, or to health or safety matters (as such relate to Hazardous Materials).

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that, together with the Parent or any Subsidiary, is treated as a “single employer” within the meaning of Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Parent or any Subsidiary or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the filing of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Parent or any Subsidiary or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Parent or any Subsidiary or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Parent or any Subsidiary or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Section 4245 of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA, or terminated, within the meaning of Section 4041A of ERISA or (i) the conditions for imposition of a Lien under Section 303(k) of ERISA shall have been met with respect to any Plan.

“Erroneous Payment” has the meaning set forth in Section 9.19(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 9.19(d).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 9.19(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 9.19(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the NYFRB on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate as so determined shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

“Fee Letter” means the fee letter dated July 28, 2025, between the Borrower, Truist Securities, Inc. and Truist Bank.

“Financial Officer” means, with respect to any Person, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person.

“Floor” means a rate of interest equal to zero (0%).

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Parent)).

“Guarantee Agreement” means that certain Guarantee Agreement, dated as of the Effective Date, between the Parent and the Administrative Agent.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than, for the avoidance of doubt, performance bonds, surety bonds and similar instruments), (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services due more than six months after such property is acquired or such services are completed (excluding (i) trade accounts payable and accrued expenses, in each case incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Parent or any Subsidiary and any such obligations incurred under ERISA and (iii) any purchase price adjustment or earn-out obligation, except, in the case of this clause (iii), to the extent that the amount thereof is due and payable), (d) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, valued, as of any date of determination, at the lesser of (i) the principal amount of such Indebtedness and (ii) the fair market value of such property (as determined in good faith by such Person), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person and (g) all obligations of such Person as an account party in respect of letters of credit (other than trade related letters of credit issued in the ordinary course of business) and the principal component of all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or the Parent under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, in the form of Exhibit B or any other form reasonably acceptable to the Administrative Agent and the Borrower.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the first day of each January, April, July and October and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to each Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the day that is one, three or six months thereafter, as the Borrower may elect in accordance herewith; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no tenor that has been removed from this definition pursuant to Section 2.13(c)(iv) shall be available for specification in any Borrowing Request or Interest Election Request and (d) no Interest Period may end after the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, hypothecation, charge or security interest on, in or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; provided that an operating lease shall not be deemed to constitute a Lien.

“Loan Documents” means this Agreement, the Guarantee Agreement and, except for purposes of Section 9.02, the Fee Letter and any promissory notes delivered pursuant to Section 2.09(c).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means (a) a materially adverse effect on the business, financial condition, operations or properties of the Parent and the Restricted Subsidiaries, taken as a whole, (b) a materially adverse effect on the ability of the Parent or the Borrower to perform its payment obligations under any Loan Document or (c) a materially adverse effect on the rights and remedies available to the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than (x) Indebtedness under the Loan Documents or (y) Indebtedness between or among the Parent and its Subsidiaries) of the Parent and the Restricted Subsidiaries in an aggregate principal amount of $200,000,000 or more.

“Material Restricted Subsidiary” means each Restricted Subsidiary (a) the total assets of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted

Subsidiaries) equal 5.0% or more of the Consolidated Total Assets or (b) the revenues of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) equal 5.0% or more of the consolidated revenues of the Parent and the Restricted Subsidiaries, in each case as of the last day of or for the most recently ended period of four fiscal quarters of the Parent for which financial statements have been delivered pursuant to Section 5.01 (or, prior to the first such delivery, such period ended June 30, 2025). Notwithstanding the foregoing, the Borrower shall at all times be deemed a Material Restricted Subsidiary.

“Maturity Date” means August 25, 2028.

“Maximum Rate” has the meaning set forth in Section 9.13.

“MNPI” means material information concerning the Parent or any Subsidiary or their securities that is not Public Information. For purposes of this definition, “material information” means information concerning the Parent or the Subsidiaries, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“NYFRB” means the Federal Reserve Bank of New York.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, excise, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Parent” means Weyerhaeuser Company, a Washington corporation.

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Payment Recipient” has the meaning set forth in Section 9.19(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any Subsidiary or any of their respective ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“Prime Rate” means the rate of interest per annum which the Administrative Agent publicly announces from time to time as its prime lending rate, as in effect from time to time. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Information” means any information that (a) has been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act, or (b) does not constitute material information concerning the Parent or the Subsidiaries or their securities. For purposes of this definition, “material information” means information concerning the Parent or the Subsidiaries, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and state securities laws.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Rating” means, as of any date, (a) the rating by Moody’s or S&P, as the case may be, in effect on such date of the Senior Unsecured Long-Term Debt of the Parent or (b) if Moody’s or S&P, as the case may be, does not have a rating in effect on such date of the Senior Unsecured Long-Term Debt of the Parent, the corporate rating of the Parent by Moody’s or S&P, as applicable.

“Recipient” means the Administrative Agent and any Lender, or any combination thereof (as the context requires).

“Register” has the meaning set forth in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, at any time, Lenders holding Commitments or Loans representing more than 50% of the Commitments or Loans of all Lenders at such time. For purposes of this definition, the amount of the Commitments and Loans shall be determined by excluding the Commitment or Loan of any Defaulting Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer, the controller (or an individual performing an equivalent function) or the general counsel of such Person.

“Restricted Subsidiary” means each Subsidiary that is not an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Parent or a Restricted Subsidiary of any real property in the United States of America (except for temporary leases for a term of not more than three years), which property has been or is to be sold or transferred by the Parent or such Restricted Subsidiary to such Person.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of specially designated Persons maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the Department of Foreign Affairs, Trade and Development (Canada) or (b) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the Department of Foreign Affairs, Trade and Development (Canada).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Senior Unsecured Long-Term Debt” means senior, unsecured, noncredit-enhanced long-term indebtedness for borrowed money of the Parent.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body members (other than Equity Interests having such power only by reason of the happening of a contingency) are, at the time any determination is being made, beneficially owned by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means:

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m., Eastern time, on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m.,

Eastern time, on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR as so determined shall be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, at any time, the last day of the then most recently ended fiscal quarter or fiscal year of the Parent with respect to which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b).

“Timber Installment Notes Collateral” means any credit support provided in any timber installment note transaction.

“Total Adjusted Shareholders’ Equity” means, as of any date, the consolidated shareholders’ equity of the Parent that would be reported as “total equity” on a consolidated balance sheet of the Parent prepared as of such date in accordance with GAAP; provided that, for purposes of calculating “Total Adjusted Shareholders’ Equity”, there shall be excluded (a) any cumulative other comprehensive income or loss, in each case as reflected on the consolidated balance sheet of the Parent in accordance with GAAP, (b) treasury common shares in the Parent and (c) the aggregate net book value (after deducting any reserves applicable thereto) of investments in Unrestricted Subsidiaries.

“Total Funded Indebtedness” means, as of any date, the Loans and any other Indebtedness of the Parent and the Restricted Subsidiaries that would be reported as “long-term debt”, “current maturities of long-term debt” or “short-term debt” on a consolidated balance sheet of the Parent prepared as of such date in accordance with GAAP, in an amount that would be so reported, provided that, for purposes of calculating “Total Funded Indebtedness”, there shall be excluded (a) any Indebtedness of Unrestricted Subsidiaries, (b) any Indebtedness that is non-recourse to the Parent and the Restricted Subsidiaries, including any Indebtedness reported as “long-term debt (nonrecourse to the company) held by variable interest entities” or “current debt (nonrecourse to the company) held by variable interest entities” on a consolidated balance sheet of the Parent, and

(c) any Indebtedness secured by Timber Installment Notes Collateral in an amount equal to at least 90% of the outstanding principal amount thereof.

“Transactions” means (a) the execution, delivery and performance by the Borrower and the Parent of this Agreement and by the Parent of the Guarantee Agreement, the borrowing of Loans and the use of the proceeds thereof and (b) the payment of fees and expenses in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”) or the Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means (a) each Subsidiary designated as an Unrestricted Subsidiary on Schedule 1.01 or by a Responsible Officer of the Parent in the manner provided below, in each case until such time as such Subsidiary is redesignated as a “Restricted Subsidiary” in the manner provided below, and (b) each subsidiary of an Unrestricted Subsidiary. The Parent may designate any Subsidiary (other than the Borrower) as an “Unrestricted Subsidiary” by delivering to the Administrative Agent a certificate of a Responsible Officer of the Parent specifying such designation and certifying that immediately after giving effect to such designation no Default shall have occurred and be continuing. The Parent may designate any Unrestricted Subsidiary as a “Restricted Subsidiary” by delivering to the Administrative Agent a certificate of a Responsible Officer specifying such redesignation and certifying that immediately after giving effect to such designation (i) no Default shall have occurred and be continuing and (ii) the Parent will, on a pro forma basis as of the last day of the then most recent Test Period, have been in compliance with Sections 6.04 and 6.05.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Section 2.03 or 2.07, such day is also a Business Day.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(f)(ii)(B)(3).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Term SOFR Loan” or “Term SOFR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall, except as otherwise provided herein, be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that if the Borrower or the Parent, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent, by notice to the Parent, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the adoption by the Parent of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capitalized asset with a corresponding lease liability where such lease (or similar arrangement) would not have been required to be so treated prior to the adoption by the Parent of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842).

SECTION 1.05. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.13(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes, it being understood, however, that the foregoing shall not affect the express obligations of the Administrative Agent set forth herein. The Administrative Agent and its Affiliates or other related entities may engage, outside the transactions contemplated by this Agreement, in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan in Dollars to the Borrower on the Effective Date in a principal amount not in excess of such Lender’s Commitment. No portion of any Loan that is repaid or prepaid may be reborrowed.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make its Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of Base Rate Loans or Term SOFR Loans, as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.14 or 2.16 with respect to such Loan than that to which the applicable Lender (acting through its domestic branch) was entitled on the date on which such Loan was made (or, to the extent provided in such Section, would have been entitled as a result of a Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that a Term SOFR Borrowing that results from a continuation of an outstanding Term SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time;

provided that there shall not at any time be more than a total of 5 (or such greater number as may be agreed to by the Administrative Agent) Term SOFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Term SOFR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing on the Effective Date, the Borrower shall give notice (which notice may be given by telephone, to be confirmed in writing as set forth below) to the Administrative Agent (a) in the case of a Term SOFR Borrowing, not later than 12:00 p.m., Pacific time, three U.S. Government Securities Business Days before the Effective Date or (b) in the case of a Base Rate Borrowing, not later than 10:00 a.m., Pacific time, on the Effective Date. Each such Borrowing Request shall be made (or, in the case of any telephonic Borrowing Request, shall be confirmed promptly) by hand delivery or electronic transmission of a “pdf” or similar copy to the Administrative Agent of an executed written Borrowing Request. Each such Borrowing Request shall be irrevocable, except that any Borrowing Request may be conditioned on the occurrence of the Effective Date, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent) if such condition is not satisfied on the date of the requested Borrowing, subject to Section 2.15. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of such Borrowing;

(ii) the date of such Borrowing, which shall be the Effective Date;

(iii) whether such Borrowing is to be a Base Rate Borrowing or a Term SOFR Borrowing;

(iv) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing Request delivered by the time referred to in clause (a) above, a Term SOFR Borrowing with an Interest Period of one month’s duration and (ii) otherwise, a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved].

SECTION 2.05. [Reserved].

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make (i) each Term SOFR Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 9:00 a.m., Pacific time, and (ii) each Base Rate Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 1:00 p.m., Pacific time (or, if earlier, two hours after the time of delivery to the Administrative Agent of the applicable Borrowing Request), in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make Loans available to the Borrower by remitting the amounts so received, in like funds, promptly (and, in any event, by (i) 9:30 a.m., Pacific time, in the case of Term SOFR Loans and (ii) 1:30 p.m., Pacific time, in the case of Base Rate Loans) to the account specified by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections.

(a) Each Borrowing initially shall be of the Type and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall give notice (which notice may be given by telephone, to be confirmed in writing as set forth below) to the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made (or, in the case of any telephonic Interest Election Request, shall be confirmed promptly) by hand delivery or electronic transmission of a “pdf” or similar copy to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Term SOFR Borrowing; and

(iv) if the resulting Borrowing is to be a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term SOFR Borrowing for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, has notified the Parent of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination of Commitments. The Commitment of each Lender will terminate immediately following the making of its Loan on the Effective Date.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loan of such Lender on the Maturity Date.

(b) The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower in respect of the Loans, interest and fees due or accrued hereunder; provided that in the event of any inconsistency between the records maintained by the Administrative Agent and any Lender, the records maintained by the Administrative Agent shall control; provided further that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower (each such approval not to be unreasonably withheld, delayed or conditioned). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) [Reserved].

(c) The Borrower shall give notice (which notice may be given by telephone, to be confirmed in writing by hand delivery or electronic transmission of a “pdf” or similar copy) to the Administrative Agent of any optional prepayment under paragraph (a) of this Section (i) in the case of prepayment of a Term SOFR Borrowing, not later than 12:00 p.m., Pacific time, three U.S. Government Securities Business Days before the date of prepayment and (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., Pacific time, on the date of prepayment (which shall be a Business Day). Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowing or Borrowings to be prepaid and the principal amount of each such Borrowing or portion thereof to be prepaid; provided that a notice of prepayment of any Borrowing pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000, except as necessary to apply fully the required amount of a mandatory prepayment.

(d) Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and, subject to Section 2.15, shall be without premium or penalty.

SECTION 2.11. Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for the account of each applicable Lender, the fees set forth in the Fee Letter, in such amounts and at such times, and subject to such conditions, as shall be set forth in the Fee Letter.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (in the case of the fees payable under the Fee Letter, for the account of the Administrative Agent or for distribution to the Lenders entitled thereto, as applicable). Fees paid shall not be refundable under any circumstances (except as otherwise expressly agreed).

SECTION 2.12. Interest.

(a) The Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved].

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other such amount, 2% per annum plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) In connection with the use or administration of Term SOFR, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower, the Parent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

SECTION 2.13. Alternate Rate of Interest; Illegality; Benchmark Replacement.

(a) Circumstances Affecting Benchmark Availability. Subject to paragraph (c) of this Section, if:

(i) the Administrative Agent shall determine (which determination shall be prima facie evidence absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed Term SOFR Loan on or prior to the first day of such Interest Period; or

(ii) the Required Lenders shall determine (which determination shall be prima facie evidence absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining proposed Term SOFR Loans during the Interest Period that would be applicable to such Loans and the Required Lenders have provided notice of such determination to the Administrative Agent;

then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower and the Parent. Upon notice thereof by the Administrative Agent to the Borrower and the Parent, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to convert any Loan to, or continue any Loan as, a Term SOFR Loan at the end of the Interest Period then applicable thereto, shall be suspended (to the extent of the affected Term SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to, as applicable, Base Rate Loans in the amount specified therein and (B) any outstanding affected Term SOFR Loans will be deemed to have been converted, at the end of the Interest Period then applicable thereto, into Base Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.

(b) Laws Affecting Term SOFR Availability. If, after the date hereof, any Change in Law shall make it unlawful for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Term SOFR Loan, or to determine or charge interest based upon the Term SOFR Reference Rate or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent, and the Administrative Agent shall promptly give notice to the Borrower, the Parent and the other Lenders (an “Illegality Notice”). Thereafter, until an affected Lender notifies the Administrative Agent that the circumstances giving rise to such determination no longer exist (which each Lender agrees to do promptly, and the Administrative Agent agrees to promptly notify the Borrower and the Parent of its receipt of such notice from any affected Lender), (i) any obligation of such affected Lender to make Term SOFR Loans, and any right of the Borrower to convert any Loan of such affected Lender to a Term SOFR Loan or continue any Loan of such affected Lender as a Term SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall, solely as to the Loans of such affected Lender, compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any affected Lender (with a copy to the Administrative Agent), convert all Term SOFR Loans of such affected Lender to Base Rate Loans (and, if necessary to avoid such illegality, the Administrative Agent shall, solely as to the Loans of such affected Lender, compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if such affected Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such affected Lender may not lawfully continue to maintain such Term SOFR Loans to such day. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may, and shall endeavor to, amend, by written agreement between the Administrative Agent and the Borrower, this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., Eastern time, on the fifth Business Day after the Administrative Agent has posted a copy of such proposed amendment to all Lenders so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, in the case of Term SOFR, with respect to any proposed amendment to replace such Benchmark with Daily Simple SOFR, the Lenders shall not be entitled to object to such amendment. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming

Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Parent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower and the Parent of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(c)(iv) or (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Borrower or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected Term SOFR Loans will be deemed to have been converted at the end of the applicable Interest Period to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender;

(ii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), in each case by an amount reasonably deemed by such Lender to be material, then, from time to time upon written request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loan made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount reasonably deemed by such Lender to be material, then, from time to time upon written request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth in reasonable detail the basis and calculation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Notwithstanding any other provision of this Section to the contrary, no Lender shall request, or be entitled to receive, any compensation pursuant to this Section unless it shall be the general policy or practice of such Lender to seek compensation in similar circumstances under comparable provisions of other credit agreements, if any.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (other than (i) any notice deemed ineffective as contemplated by Section 2.13 or (ii) any failure to borrow as a result of a failure to make a Loan by any Lender as required hereunder), (d) the failure to prepay any Term SOFR Loan on the date specified therefor in any notice of prepayment given by the Borrower (whether or not such notice may be revoked or extended in accordance with the terms hereof) or (e) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18(b) (other than in reliance on clause (iii) or (iv) thereof), then, in any such event, the Borrower shall compensate each Lender for the actual loss, cost and expense attributable to such event in accordance with this Section. In no event shall such loss, cost or expense include the loss of anticipated profits or loss of any interest rate floor or credit spread adjustment or any administrative, processing or similar fees. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section (which shall set forth the basis for requesting and the method of calculating such compensation) shall be delivered to the Borrower and the Parent and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any loss, cost or expense shown on such certificate incurred or suffered more than 30 days prior to the date that such Lender delivers such certificate to the Borrower.

SECTION 2.16. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or the Parent under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the Parent, as the case may be, shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower or Parent. The Borrower and/or the Parent shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payment. Upon request by the Administrative Agent, as soon as practicable after any payment of Taxes by the Borrower or the Parent to a Governmental Authority pursuant to this Section, the Borrower or the Parent, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower and the Parent. The Borrower and the Parent shall, jointly and severally, indemnify each Recipient, upon written request therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability shall be delivered to the Borrower and the Parent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, and shall be conclusive absent manifest error. The Borrower or the Parent shall pay such Recipient the amount shown as due on any such certificate within 30 days after receipt thereof. If any Recipient becomes entitled to a refund of Indemnified Taxes for which such Recipient has received payment from the Borrower or the Parent hereunder, such Recipient shall, at the expense of the Borrower, use its reasonable efforts (consistent with internal policy, and legal and regulatory restrictions) to obtain such refund. If any Recipient receives a refund or is entitled to claim a tax credit in respect of any Indemnified Taxes for which such Recipient has received payment from the Borrower hereunder, such Recipient shall promptly notify the Borrower or the Parent, as the case may be, of such refund or credit and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund or credit pursuant hereto), repay such refund or amount of credit to the Borrower or the Parent, as the case may be, net of all out-of-pocket expenses of such Recipient and without interest; provided that the Borrower or the Parent, upon the request of such Recipient, agrees to return such refund or amount of credit (plus penalties, interest or other charges) to such Recipient in the event such Recipient is required to repay such refund or such credit is denied or subsequently determined to be unavailable.

(e) Indemnification by the Lenders. Each Lender shall, within 10 days after demand therefor, severally indemnify the Borrower, the Parent and the Administrative Agent for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower or the Parent has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the Parent to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent, the Borrower or the Parent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, as determined by the Administrative Agent, the Borrower or the Parent, as the case may be, in good faith, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that, in the case of the Borrower, such indemnification shall not apply to Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). The agreements in this paragraph (e) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations hereunder.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent (as applicable), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form pursuant to this Section that such Lender is not legally able to deliver.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(iii) Each Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if, in the reasonable judgment of such Lender, the making of such a filing or change (A) would eliminate or reduce the amount payable pursuant to this Section 2.16 in the future and (B) would not be materially disadvantageous to such Lender or require the disclosure of information that such Lender reasonably considers to be confidential.

(iv) Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(h) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. Solely for purposes of clause (D) of paragraph (f)(ii) of this Section, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 p.m., Pacific time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loan resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower or the Parent pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including pursuant to Section 2.13(b), 2.18(b) or 2.19, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.06(b), 2.16(e), 2.17(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If (i) any Lender requests compensation under Section 2.14, (ii) any Lender gives notice pursuant to Section 2.13(b) or (iii) the Borrower and/or the Parent is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment and delegation (A) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16 in the future or mitigate the impact of Section 2.13(b), as the case may be, and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender (or any Participant in respect of any Lender) requests compensation under Section 2.14, (ii) any Lender gives notice pursuant to Section 2.13(b), (iii) the Borrower and/or the Parent is required to pay any Indemnified Taxes or additional amounts to any Lender (or any Participant in respect of any Lender) or any Governmental Authority for the account of any Lender (or any Participant in respect of any Lender) pursuant to Section 2.16, (iv) any Lender has become a Defaulting Lender or (v) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) terminate the Commitment of such Lender and prepay all the outstanding Loans of such Lender, in each case without any obligation to terminate any Commitment, or prepay any Loan, of any other Lender, or (B) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, but with the processing and recordation fee being waived by the Administrative Agent in such instance), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee Lender may be another Lender, if a Lender accepts such assignment and delegation); provided that, in the case of any such assignment and delegation under clause (B) above, (1) the Borrower shall have received the prior written consent of the Administrative Agent with respect to such Eligible Assignee, which consent shall not be unreasonably withheld, delayed or conditioned, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee and/or the Borrower, (3) in the case of any such assignment and delegation relating to a request for compensation under Section 2.14, such assignment and delegation will result in a reduction in such compensation and (4) such assignment and delegation does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation, or to have its Commitment and Loans so terminated or repaid, if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation, or to cause such termination or repayment, have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender, the Commitment and the Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof. In the event that the Administrative Agent and the Borrower each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender will cease to be a Defaulting Lender; provided that all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section during such period shall be binding on it; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

Each of the Parent and the Borrower represents and warrants to the Lenders, on the Effective Date, that:

SECTION 3.01. Organization; Powers. The Parent and each Restricted Subsidiary (a) is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other organizational power and authority required for the ownership and operation of its properties and the conduct of its business as now conducted and (c) is qualified to do business in every jurisdiction where such qualification is required, except in each case referred to in clauses (a) (other than with respect to the Borrower and the Parent), (b) and (c), for failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The execution, delivery and performance by the Borrower and the Parent of the Loan Documents to which it is a party are within its corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Borrower and the Parent and constitutes, and each other Loan Document, when executed and delivered by the Borrower and/or the Parent, will constitute, a legal, valid and binding obligation of the Borrower and/or the Parent, as applicable, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; Absence of Conflicts. The execution, delivery and performance by the Borrower and the Parent of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except such as have been, or substantially contemporaneously with the borrowing hereunder will be, obtained or made and are (or will so be) in full force and effect, (b) will not violate any applicable law or order of any Governmental Authority, (c) will not violate the charter or by-laws of the Borrower or the Parent, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon the Parent or any Restricted Subsidiary or any of their assets and (e) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by the Parent or any Restricted Subsidiary, except in each case referred to in clauses (a), (b), (d) and (e), to the extent that any such failure to obtain or make or any such violation, default or payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) The Parent has heretofore furnished to the Lenders or filed with the SEC its consolidated balance sheet and consolidated statements of operations, comprehensive income, changes in equity and cash flows as of and for the fiscal year ended December 31, 2024, audited by and accompanied by the opinion of KPMG LLP, independent registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position and results of operations of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Except for the Disclosed Matters and except for changes in operating results arising in the ordinary course of business, there has been no material adverse change in the business, financial condition, operations or properties of the Parent and the Restricted Subsidiaries, taken as a whole, since December 31, 2024.

SECTION 3.05. Properties. The Parent and each Restricted Subsidiary has good title to, or valid leasehold or other limited property interests in, all its property, except for Liens not prohibited by Section 6.01 and except where the failure to have such title or leasehold or other interest, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or the Parent, threatened in writing against or affecting the Parent or any Restricted Subsidiary (a) except for the Disclosed Matters, that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve any of the Loan Documents or the Transactions.

SECTION 3.07. Compliance with Laws. Except for the Disclosed Matters, the Parent and each Restricted Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property (including Environmental Laws), except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. The Borrower is not an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09. Taxes. The Parent and each Restricted Subsidiary has filed or caused to be filed all Federal, state and local tax returns required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) payment of taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or, to the knowledge of the Borrower or the Parent, is reasonably expected to occur that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. None of the reports, certificates or other written information furnished by or on behalf of the Borrower or the Parent to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or furnished hereunder on or prior to the Effective Date (as modified or supplemented by all other information so furnished on or prior to the Effective Date), when taken as a whole and together with the Disclosed Matters, contains as of the Effective Date any material misstatement of fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (a) with respect to financial projections or other forward-looking information, each of the Borrower and the Parent represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time made available to the Administrative Agent (it being understood that financial projections or other forward-looking information are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Parent, that actual results or events may differ significantly from the projected or forecasted results or events and such differences may be material) and (b) no representation is made herein with respect to information of a general economic or industry specific nature.

SECTION 3.12. Federal Reserve Regulations. No part of the proceeds of the Loans will be used by the Parent or its Subsidiaries for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock, in each case, in a manner that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X.

SECTION 3.13. Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Parent has implemented and maintains policies and procedures designed to reasonably promote compliance by the Parent and the Restricted Subsidiaries and their respective directors, officers, employees and agents (in each case acting in their capacities as such) with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and the Parent and its Restricted Subsidiaries and, to the knowledge of the Parent and the Borrower, their respective officers, directors and employees are in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects. None of the Parent or any Restricted Subsidiary or, to the knowledge of the Parent and the Borrower, any of their respective directors, officers or employees is a Sanctioned Person. The Borrower will not request any Borrowing, and the Borrower and the Parent will not use, and will not permit the Parent’s Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or any Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in Canada, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE IV

Conditions

The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent shall have received (i) from the Administrative Agent, the Borrower, the Parent and each Lender a counterpart of this Agreement signed on behalf of such party and from the Administrative Agent and the Parent a counterpart of the Guarantee Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include an electronic transmission of a “pdf” or similar copy of a signature by such party of a counterpart hereof) that the relevant parties have signed this Agreement and the Guarantee Agreement.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Cravath, Swaine & Moore LLP, special New York counsel to the Borrower and the Parent, and (ii) Jose

Quintana, Senior Counsel, as counsel for the Borrower and the Parent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received such customary documents and certificates in connection with the effectiveness of this Agreement as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrower and the Parent and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Parent, confirming satisfaction of the conditions set forth in paragraphs (g) and (h) of this Article IV.

(e) The Administrative Agent shall have received all fees and expenses due and payable on or prior to the Effective Date, and in the case of expenses, to the extent invoiced in reasonable detail at least two Business Days prior to the Effective Date.

(f) The Lenders shall have received, at least three Business Days prior to the Effective Date (or such later date as the Administrative Agent shall reasonably agree), all documentation and other information about the Borrower and the Parent required under applicable “know your customer” laws, including the USA PATRIOT Act, the Anti-Money Laundering Laws and the Beneficial Ownership Regulation, in each case, that has been requested by the Administrative Agent in writing at least 10 Business Days prior to the Effective Date.

(g) The representations and warranties of the Borrower and the Parent set forth in Article III shall be true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, in each case on and as of the Effective Date, at the time of and immediately after giving effect to the Borrowing occurring on such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects, or with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, on and as of such prior date.

(h) At the time of and immediately after giving effect to the Borrowing occurring on the Effective Date, no Default shall have occurred and be continuing or would result therefrom.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Borrower and the Parent covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Parent will furnish to the Administrative Agent, on behalf of each Lender:

(a) within 95 days after the end of each fiscal year of the Parent (commencing with the fiscal year ending December 31, 2025), its consolidated balance sheet and related consolidated statements of operations, comprehensive income, changes in equity and cash flows as of the end of or for such fiscal year, together with the notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of KPMG LLP or another independent registered public accounting firm of recognized national standing (which opinion shall not contain any “going concern” or similar qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis as of the end of or for such fiscal year in accordance with GAAP consistently applied, except as noted therein;

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related consolidated statements of operations, comprehensive income and cash flows as of the end of or for such fiscal quarter (other than in the case of the consolidated statement of cash flows) and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Parent as presenting fairly in all material respects the financial position and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of the end of or for such period, except as therein noted, subject to year-end audit adjustments and the absence of footnotes (which certification requirement shall be deemed satisfied by the execution by a Financial Officer of the Parent of the certification required to be filed with the SEC pursuant to Item 601 of Regulation S‑K);

(c) no later than two Business Days after the required time of delivery of financial statements under clause (a) or (b) above, a certificate (substantially in the form of Exhibit D hereto) of a Financial Officer of the Parent (i) certifying that, to the knowledge of such Financial Officer, no Default or Event of Default has occurred or, if a Default or an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail demonstrating compliance with the covenants contained in Sections 6.04 and 6.05; and

(d) promptly after any request therefor, (i) such information and documentation required under applicable “know your customer” rules and regulations, including the PATRIOT Act, the Anti-Money Laundering Laws, the Anti-Corruption Laws and the Beneficial Ownership Regulation, or (ii) such other information regarding the operations, business affairs and financial condition of the Parent and the Restricted Subsidiaries, in each case as from time to time may be reasonably requested by the Administrative Agent (or any Lender through the Administrative Agent) (other than information (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure is prohibited by applicable law or by any contractual obligation or (z) that is subject to attorney client or similar privilege or constitutes attorney work product).

Information required to be delivered pursuant to clauses (a), (b), (c) and (d)(ii) of this Section shall be deemed to have been delivered if such information, or one or more reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov or on the website of the Parent at http://www.weyerhaeuser.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communication of a “pdf” or similar copy.

SECTION 5.02. Notices of Default. Upon a Responsible Officer of the Borrower or the Parent obtaining knowledge of the occurrence of any Default or Event of Default, the Borrower or the Parent will furnish to the Administrative Agent prompt written notice thereof, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Parent and each Restricted Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges, franchises, authorizations and United States registered patents, copyrights and trademarks necessary or desirable in the conduct of its business; provided that the foregoing shall not (i) apply (other than in the case of clause (a) with respect to the Borrower and the Parent) to the extent the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) prohibit any transaction permitted under Section 6.03 or (iii) prohibit the liquidation or dissolution of any Restricted Subsidiary (other than the Borrower) to the extent the assets of such Restricted Subsidiary are transferred to the Parent or another Restricted Subsidiary or are disposed of in a transaction permitted by this Agreement.

SECTION 5.04. Payment of Taxes. The Parent and each Restricted Subsidiary will pay its tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Parent or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties. The Parent and each Restricted Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Insurance. The Parent and each Restricted Subsidiary will maintain, with financially sound and reputable (as determined by the Parent in good faith) third-party insurers, insurance in such amounts (giving effect to any self-insurance), to such an extent and against such risks as is customary for companies in the same or similar business (as determined by the Parent in good faith), it being understood and agreed that it is not customary for such companies to insure timberlands against any damage or casualty.

SECTION 5.07. Books and Records; Inspection Rights. The Parent and each Restricted Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP in all material respects are made in respect of all financial transactions and matters involving the assets and business of the Parent or such Restricted Subsidiary, as the case may be (it being understood and agreed that any foreign Restricted Subsidiaries may maintain books and records in a manner permitting financial statements to be prepared in conformity with generally accepted accounting principles that are applicable in their respective jurisdictions of organization). The Parent and each Restricted Subsidiary will permit the Administrative Agent, on behalf of the Lenders, at the expense of the Administrative Agent or the Lenders unless an Event of Default has occurred and is continuing, (a) to visit and inspect its financial records and properties and to make extracts from such financial records and (b) to discuss its business affairs and financial condition with its officers and independent accountants (so long as a representative of the Parent is present, or the Parent has consented to the absence of such a representative), all at such reasonable times during normal business hours and upon reasonable advance notice to the Parent; provided that (i) unless an Event of Default has occurred and is continuing, the Administrative Agent may not exercise such rights more often than once during any calendar year and (ii) neither the Parent nor any Restricted Subsidiary shall be required to provide any information (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure is prohibited by applicable law or by any contractual obligation or (C) that is subject to attorney client or similar privilege or constitutes attorney work product.

SECTION 5.08. Compliance with Laws. The Parent and each Restricted Subsidiary will comply with all laws, including all orders of any Governmental Authority, applicable to it or its property (including Environmental Laws), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Parent will implement and maintain policies and procedures designed to reasonably promote compliance by the Parent and the Restricted Subsidiaries and their respective directors, officers, employees and agents (in each case acting in their capacities as such) with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

SECTION 5.09. Use of Credit. The proceeds of the Loans will be used solely to refinance or otherwise repay or prepay certain existing Indebtedness of the Parent, to pay fees and expenses in connection with the Loan Documents and for other general corporate purposes of the Parent and its Subsidiaries, including for working capital purposes. The Borrower will not request any Borrowing, and the Parent will not use, and will not permit its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or any Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Borrower and the Parent covenant and agree with the Lenders that:

SECTION 6.01. Secured Indebtedness.

(a) The Parent will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (hereinafter in this Section 6.01 referred to as “debt”) if such debt is secured by a deed of trust, mortgage, pledge, security interest or other lien or encumbrance (any deed of trust, mortgage, pledge, security interest or other lien or encumbrance being hereinafter in this Section 6.01(a) referred to as a “mortgage”) upon or with respect to any timber or timberlands of the Parent or such Restricted Subsidiary located in the States of Washington, Oregon, Arkansas, Oklahoma, Mississippi, Georgia or Louisiana, or upon or with respect to any principal manufacturing plant (as defined in Section 6.01(c)) of the Parent or such Restricted Subsidiary located anywhere in the United States of America, in either case now owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such debt, that the Loans (together with, if the Parent shall so determine, any other Indebtedness of or guarantee by the Parent or such Restricted Subsidiary ranking equally with the Loans and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such debt for so long as such debt is so secured; provided, however, that the foregoing restrictions shall not be applicable to:

(i) mortgages upon or with respect to any property of the Parent or any Restricted Subsidiary securing debt to the Parent or a Restricted Subsidiary;

(ii) mortgages upon or with respect to any property acquired, constructed or improved by the Parent or any Restricted Subsidiary which are created, incurred or assumed contemporaneously with, or within 180 days after, such acquisition or the completion of such construction or improvement, to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages upon or with respect to any property existing at the time of acquisition thereof by the Parent or any Restricted Subsidiary; provided that in the case of any such construction or improvement the mortgage shall not apply to any property theretofore owned by the Parent or any Restricted Subsidiary other than any property on which the property so constructed is located (including any related rights) or to which the improvement relates;

(iii) any mortgage existing on any timber or timberlands of any Person or upon or with respect to any principal manufacturing plant of any Person at the time of acquisition by the Parent or any Restricted Subsidiary of such Person; and

(iv) any extension, renewal or replacement of any mortgage referred to in clause (ii) or (iii) above; provided that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement and any fees, discount, premium and expenses relating to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property subject, or that upon the acquisition thereof would have become subject, to the mortgage so extended, renewed or replaced.

(b) Notwithstanding the provisions of paragraph (a) of this Section 6.01, the Parent or any Restricted Subsidiary may issue, assume or guarantee secured debt that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with the aggregate principal amount of all other such debt of the Parent and the Restricted Subsidiaries outstanding at such time (for the avoidance of doubt, other than any debt secured in reliance on paragraph (a) of this Section 6.01) and all Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted because the Parent would be entitled to incur debt secured by a mortgage on the property to be leased without equally and ratably securing the Loans pursuant to paragraph (a) of this Section 6.01, and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with Section 6.02(b)), does not at the time exceed 5% of the Consolidated Total Assets as of the last day of the then most recently ended Test Period (or, prior to the end of the first Test Period, June 30, 2025).

(c) For purposes of this Section 6.01, (i) the term “principal manufacturing plant” shall not include any manufacturing plant that, in the reasonable opinion of the Board of Directors of the Parent, is not a principal manufacturing plant of the Parent and the Restricted Subsidiaries; and (ii) the following types of transactions shall not be deemed to create debt secured by a mortgage: (A) the sale, mortgage or other transfer of timber in connection with an arrangement under which the Parent or any Restricted Subsidiary is obligated to cut such timber or a portion thereof in order to provide the transferee with a specified amount of money, however determined; and (B) the mortgage of any property of the Parent or any Restricted Subsidiary in favor of any Governmental Authority to secure (i) partial, progress, advance or other payments to the Parent or any Restricted Subsidiary pursuant to the provisions of any contract or statute and (ii) Indebtedness consisting of industrial development, pollution control or other revenue bonds or similar instruments issued or guaranteed by any Governmental Authority.

SECTION 6.02. Sale and Lease-Back Transactions. The Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (a) the Parent or such Restricted Subsidiary would be entitled under Section 6.01 to incur debt (as defined in Section 6.01) secured by a mortgage on the property to be leased without equally and ratably securing the Loans or (b) the Parent applies an amount equal to the fair value (as determined by the Board of Directors of the Parent) of the property so leased to the retirement, within 90 days of the effective date of any such Sale and Lease-Back Transaction, of debt incurred or assumed by the Parent or a Restricted Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such debt.

SECTION 6.03. Merger, Consolidation and Other Fundamental Changes. Neither the Parent nor the Borrower will merge or consolidate with or into any other Person, or, in the case of the Parent, sell, transfer or otherwise dispose of all or substantially all of its consolidated properties or assets to any Person in a single transaction or in a series of related transactions, unless: (a) in the case of a merger or consolidation, the Parent or the Borrower, as applicable, is the surviving or resulting Person or (b) (i) in the case of a merger or consolidation, the surviving or resulting Person is or (ii) in the case of any such sale, transfer or other disposition, the transferee Person is, in either case, organized under the laws of the United States of America or any State thereof and shall expressly assume, pursuant to customary documentation reasonably satisfactory to the Administrative Agent, the obligations of the Parent (in such case, the “Successor Parent”) or the Borrower (in such case, the “Successor Borrower”), as applicable, under this Agreement and the other Loan Documents (whereupon such Person shall succeed to, and be substituted for, and may exercise every right and power of the Parent or the Borrower, as applicable, under this Agreement and the other Loan Documents with the same effect as if such Person had been named as the Parent or the Borrower, as applicable, herein and, in the case of any such sale, transfer or other disposition, the Parent or the Borrower, as applicable, shall be relieved of all obligations and covenants under this Agreement and the other Loan Documents); provided, further, that, in the case of a Successor Borrower, the Parent shall have confirmed that its obligations pursuant to the Guarantee Agreement shall continue to apply to the Successor Borrower’s obligations under the Loan Documents.

SECTION 6.04. Funded Debt Ratio. The Parent will not permit Total Funded Indebtedness as of the last day of any Test Period to exceed 65% of the sum of Total Adjusted Shareholders’ Equity and Total Funded Indebtedness, in each case, as of the last day of such Test Period.

SECTION 6.05. Total Adjusted Shareholders’ Equity. The Parent will not permit Total Adjusted Shareholders’ Equity as of the last day of any Test Period to be less than $3,000,000,000.

SECTION 6.06. Change in Business. The Parent will not engage, and will not permit any Restricted Subsidiary to engage, to any material extent in any businesses other than the businesses conducted by the Parent and the Restricted Subsidiaries as of the date hereof, except for businesses that are ancillary thereto, or reasonable extensions, developments and modifications thereof or are otherwise reasonably related thereto.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower or the Parent shall fail to pay (i) any interest on any Loan or (ii) any fee or any other amount (other than an amount referred to in clause (a) of this Article), in each case payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (A) in the case of clause (i), five Business Days and (B) in the case of clause (ii), five Business Days after notice thereof from the Administrative Agent to the Borrower and the Parent;

(c) any representation or warranty made or deemed made by the Borrower or the Parent in any Loan Document or in any certificate delivered by or on behalf of the Borrower or the Parent pursuant to a Loan Document shall prove to have been false or misleading in any material respect when made or deemed made;

(d) the Borrower or the Parent shall fail to observe or perform any covenant or agreement contained in Section 5.02, 5.03(a) (with respect to the legal existence of the Borrower and the Parent) or 5.09 or in Article VI;

(e) the Borrower or the Parent shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower and the Parent;

(f) the Parent or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable, and such failure shall continue after the applicable grace period, if any, has expired;

(g) any default occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that, in any event and for the avoidance of doubt, this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of or damage to the assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, (iii) any requirement to, or to offer to, prepay, repurchase or redeem any Indebtedness using a portion of excess cash flow or similar financial measure, (iv) any customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (v) any Indebtedness incurred to finance an acquisition becoming due pursuant to a “special mandatory redemption” or a similar provision on account of such acquisition not having been consummated or (vi) any Indebtedness of any Person assumed in connection with an acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed as required by the terms thereof in connection with such acquisition;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Parent or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation of a

Restricted Subsidiary permitted by Section 5.03), reorganization or other relief under any Federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Parent or any Material Restricted Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article;

(j) the Parent or any Material Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more final judgments requiring the payment of money in an aggregate amount in excess of $200,000,000 (other than any such judgment covered by insurance to the extent the insurer has been notified thereof in writing and has not denied liability therefor), shall be rendered against the Parent, any Material Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Material Restricted Subsidiary to enforce any such judgment;

(l) one or more ERISA Events shall have occurred that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(m) the Guarantee of the Parent created pursuant to the Guarantee Agreement shall cease to be in full force or effect (other than in accordance with its terms); or the Parent shall contest the validity or enforceability thereof (other than upon the release thereof in accordance with its terms); or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Parent or the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent, or shall at the request, of the Required Lenders, by notice to the Parent, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other monetary obligations of the Borrower and the Parent hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Parent; and in the case of any event with respect to the Parent or the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other monetary obligations of the Borrower and the Parent hereunder, shall immediately and automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Parent.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints, designates and authorizes the entity named as the Administrative Agent in the heading of this Agreement and its successors to serve in such capacity under the Loan Documents, and authorizes the Administrative Agent to execute, deliver and administer the Loan Documents and to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent (and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent in its individual capacity), and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or Affiliate thereof or any other Person that may do business with or own Equity Interests in the Parent or the Borrower as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice or consent of the Lenders with respect thereto.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and shall not assume, or be deemed to have assumed, any relationship of agency or trust with or for the Parent or the Borrower. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent exercise (including in connection with any amendment contemplated by Section 2.13(c) or any transaction contemplated by Section 6.03) or that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could be contrary to any Loan Document or applicable law or may expose it to liability, (c) the Administrative Agent shall not have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, to any Lender any credit or other information concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Parent, or any Subsidiary or Affiliate of the Parent, that is communicated to or obtained by or otherwise in the possession of the Person serving as the Administrative Agent or its Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement or any other Loan Document, and (d) the Administrative Agent shall not be required to account to any Lender for any sum or profit received by the Administrative Agent or any of its Affiliates for its own account. The Administrative Agent shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transaction contemplated thereby with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), which consent or request, as applicable, shall be binding upon all Lenders, or in the absence of gross negligence, bad faith or willful misconduct of the Administrative Agent or its Related Parties (such absence to be presumed unless otherwise determined in a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default” and stating the nature of the Default) is given to the Administrative Agent by the Borrower, the Parent or a Lender, and the Administrative Agent shall not be responsible for or have any duty or obligations to any Lender or any Participant to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the due execution, legality, sufficiency, validity, enforceability, effectiveness, genuineness or value of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and shall be fully protected in relying and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or the Parent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or any of its Related Parties acted with gross negligence, bad faith or willful misconduct.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Borrower, the Parent and the Lenders. Upon receipt of any such notice of resignation by the Administrative Agent, the Required Lenders shall have the right, subject to the consent of the Borrower (other than during the existence of an Event of Default under clause (a), (b), (h) or (i) of Article VII), which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned, to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor, subject to the consent of the Borrower (other than during the existence of an Event of Default under clause (a), (b), (h) or (i) of Article VII), which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower or the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower, the Parent and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Borrower and the Parent, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, without any other further act or deed on the part of such retiring Administrative Agent or any other Person, and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of the retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement, including any actions taken by it at the request of the Borrower or the successor Administrative Agent in connection with the transfer of agency to a replacement or successor Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender expressly acknowledges that none of the Administrative Agent, any Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Parent and its Subsidiaries or other Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of their respective Related Parties to any Lender as to any matter, including whether the Administrative Agent, any Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender expressly acknowledges, represents and warrants to the Administrative Agent and the Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing or holding commercial loans and not for the purpose of investing in the general performance or operations of the Parent and its Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold such commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of their respective Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Parent and its Subsidiaries, all applicable bank or other regulatory applicable laws relating to the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, (A) continue to make its own credit analysis, and appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Parent and its Subsidiaries and (ii) it will not assert any claim under any federal or states securities law or otherwise in contravention of this Section.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Notwithstanding anything herein to the contrary, neither any Arranger nor any Person named on the cover page of this Agreement as a Syndication Agent shall have any duties, responsibilities or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as the Administrative Agent or a Lender), but each Arranger and each Person named on the cover page of this Agreement as a Syndication Agent shall have the benefit of the indemnities and exculpatory provisions provided for hereunder.

The provisions of this Article (other than provisions of this Article providing the Borrower or the Parent with a consent right, all of which shall also be for the benefit of the Borrower or the Parent) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor the Parent shall have any rights as a third party beneficiary of any such provisions.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and, subject to the requirements of clause (i) below, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to the Borrower or the Parent, by email to cashmanu@weyerhaeuser.com, with a copy, in the case of any notice of Default or otherwise in respect of Article VII, to jose.quintana@weyerhaeuser.com and scott.nickel@weyerhaeuser.com, in each case, with each such email notice of Default or otherwise in respect of Article VII to be promptly followed by delivery of a copy thereof by overnight courier service to 220 Occidental Avenue South, Seattle, Washington 98104, Attention: Treasury;

(ii) if to Truist Bank, as the Administrative Agent, to:

Truist Bank

Agency Services

303 Peachtree Street NE

Atlanta, GA 30308

agency.services@truist.com

(iii) if to any other Lender, to it at its address (or email or telephone number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished, in addition to email, by other electronic communications (including Internet and intranet websites); provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such other electronic communication. Any notices or other communications to the Administrative Agent, the Borrower or the Parent may be delivered or furnished, in addition to email, by other electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

(c) Any party hereto may change its address or email or telephone number for notices and other communications hereunder by notice to the other parties hereto (or, (i) in the case of any change by a Lender, by notice to the Borrower and the Administrative Agent, and (ii) in the case of any change by the Borrower or the Parent, by notice solely to the Administrative Agent).

(d) Each of the Borrower and the Parent agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on DebtX, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower, the Parent, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, the Parent’s or the Administrative Agent’s transmission of the Communications through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses result from the gross negligence, bad faith or willful misconduct of the Administrative Agent or any of its Related Parties (as determined by a court of competent jurisdiction in a final and nonappealable judgment); provided, however, that in no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower, the Parent, any Lender or any other Person for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of the foregoing.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower or the Parent therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Parent and the Required Lenders or by the Administrative Agent, the Borrower and the Parent with the consent of the Required Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver, amendment or modification of any condition precedent set forth in Article IV or of any covenant or Default shall not constitute an increase of any Commitment of any Lender);

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate or to change the amount of the default rate specified in Section 2.12(d);

(iii) postpone the scheduled final maturity date of any Loan, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled final expiration date of any Commitment, in each case, without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver, amendment or modification of any covenant or Default shall not constitute a postponement, waiver or excuse of any payment of principal, interest, fees or other amounts); provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate or to change the amount of the default rate specified in Section 2.12(d);

(iv) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(v) change any of the provisions of this Section 9.02(b), the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; or

(vi) (A) release the Parent (or the Successor Parent, if applicable) from its obligations under the Guarantee Agreement or (B) amend the Guarantee Agreement to provide for the release the Parent (or the Successor Parent, if applicable) from its obligations under the Guarantee Agreement or for the termination of the Guarantee Agreement (in each case, except as expressly provided in the Guarantee Agreement as in effect on the Effective Date or as the Guarantee Agreement may be amended in accordance with Section 9.02(b), giving effect to this Section 9.02(b)(vi)), in the case of each of clauses (A) and (B), without the written consent of each Lender;

provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent.

(c) Notwithstanding any other provision of this Section to the contrary:

(i) any provision of this Agreement or any other Loan Document may be amended, without consent of any Lender (except as expressly set forth in such Sections), in the manner provided in Sections 2.12(g) and 2.13(c), and each Lender hereby expressly authorizes and directs the Administrative Agent to enter into any such amendment;

(ii) any provision of this Agreement or any other Loan Document may be amended (without the consent of any Lender) by an agreement in writing entered into by the Borrower, the Parent and the Administrative Agent to cure any obvious error or any ambiguity, omission, defect or inconsistency;

(iii) any provision of this Agreement or any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower and the Parent (A) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, provided that no Lender shall be obligated to commit to or hold any part of such credit facilities; and

(iv) notwithstanding anything in paragraph (b) of this Section to the contrary, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (A) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of paragraph (b) of this Section and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification, or (B) in the case of any amendment, waiver or other modification referred to in the first proviso of paragraph (b) of this Section, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement at the time such amendment, waiver or other modification becomes effective and whose Commitment, if not previously terminated, terminates by the terms and upon the effectiveness of such amendment, waiver or other modification.

(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) Except as provided in Section 5.07, the Borrower and the Parent shall pay (i) all reasonable and documented out-of-pocket expenses (including due diligence expenses and syndication expenses) incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for any of the foregoing (which shall be limited to a single firm of primary counsel and, if reasonably determined by the Administrative Agent to be reasonably necessary, a single firm of local counsel in each appropriate jurisdiction (which may include a single local counsel acting in multiple jurisdictions)), in connection with the structuring, arrangement and syndication of the credit facility provided for herein, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and any related documentation or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger or any Lender, including the reasonable fees, charges and disbursements of counsel for any of the foregoing (which shall be limited to a single firm of primary counsel and, if reasonably determined by the Administrative Agent to be reasonably necessary, a single firm of local counsel in each appropriate jurisdiction (which may include a single local counsel acting in multiple jurisdictions), and, in the case of an actual or reasonably perceived conflict of interest, a single additional firm of counsel (or local counsel) for each group of affected parties that is similarly situated), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, in each case, that any such obligation of the Borrower or the Parent with respect to expenses incurred in connection with the matters described in paragraph (b) of this Section shall be subject to the limitations set forth in such paragraph on the obligations of the Borrower and the Parent to pay such expenses.

(b) The Borrower and the Parent shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited to a single firm of counsel for all Indemnitees, taken as a whole, and, if reasonably determined by the Administrative Agent to be reasonably necessary, a single firm of counsel in each appropriate jurisdiction (which may include a single local counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole, and, in the case of an actual or reasonably perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict, a single additional firm of counsel (or local counsel) for each group of affected Indemnitees that are similarly situated), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facility provided for herein, the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Parent or any Subsidiary, or any other Environmental Liability related in any way to the Parent or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities and related expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Parties (as determined by a court of competent jurisdiction in a final and nonappealable judgment), (y) a material breach of the obligations of such Indemnitee or any of its Related Parties under the Loan Documents (as determined by a court of competent jurisdiction in a final and nonappealable judgment) or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Parent, any of its Subsidiaries or any of their respective Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as the Administrative Agent, an Arranger or any other titled role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or a material breach of the obligations of such Indemnitee or any of its Related Parties under the Loan Documents (in each case, as determined by a court of competent jurisdiction in a final and nonappealable judgment)). If any Indemnitee shall have received any payment from the Borrower or the Parent under this paragraph, such Indemnitee shall (and, in the case of any such Indemnitee that is not a party hereto, the Indemnitees that are party hereto and that are Related Parties thereof shall cause such Indemnitee to) refund all amounts received by it under this paragraph in excess of those to which it shall have been entitled under the terms of this paragraph. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower or the Parent fails to indefeasibly pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof) or any of its Related Parties (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) in its capacity as such, or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Commitments or Loans at the time (or most recently outstanding and in effect).

(d) To the fullest extent permitted by applicable law, (i) each of the Borrower and the Parent shall not assert, or permit any of its Affiliates or Related Parties to assert, and the Borrower and the Parent each hereby waive, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such claims result from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Parties or a material breach of the obligations of such Indemnitee or any of its Related Parties under the Loan Documents (in each case, as determined by a court of competent jurisdiction in a final and nonappealable judgment), and (ii) no party hereto shall assert, or permit any of its Affiliates or other Related Parties to assert, and each hereby waives, any claim against any other party, or any of their Affiliates or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof, provided that nothing in this clause (ii) shall diminish obligations of the Borrower and the Parent under paragraphs (a) and (b) of this Section.

(e) All amounts due under this Section shall be payable within 30 days after written demand therefor, together with customary backup documentation in reasonable detail.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than as provided in Section 6.03, neither the Borrower nor the Parent may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower or the Parent without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person

(other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of the Administrative Agent, any Arranger and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Loan at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned, except that, in the case of any assignment and delegation to any bank that is a member of the Farm Credit System, the Borrower may give or withhold its consent in its sole discretion) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender or if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, for any other assignment; and

(B) the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loan, the amount of the Commitment or Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender, provided further that the Administrative Agent may at its sole discretion waive such processing and recordation fee; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information

(which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Parent and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee and, if its consent is required as set forth in paragraph (b)(i) of this Section, the Borrower, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), and, if required under clause (C) of paragraph (b)(ii) of this Section, the processing and recordation fee, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section, provides for an assignment and delegation to a Defaulting Lender or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Each assigning

Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee. Any assignment by a Lender pursuant to this Section shall not in any way constitute a novation, discharge, rescission, extinguishment or substitution of any Indebtedness or other obligation so assigned, and any Indebtedness or other obligation so assigned shall continue to be the same Indebtedness or other obligation and not a new Indebtedness or other obligation.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Persons (other than a Defaulting Lender, a natural person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, the Parent or any Subsidiary or other Affiliate of the Parent) (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and Loan); provided that (A) in the case of any participation to any bank that is a member of the Farm Credit System, such Lender shall have received prior written consent of the Borrower (such consent to be given or withheld in the sole discretion of the Borrower), except that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, (B) such Lender’s obligations under this Agreement shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or modification of this Agreement that requires the consent of each directly affected Lender pursuant to clause (i), (ii), (iii) or (vi) of the first proviso to Section 9.02(b) and directly adversely affects such Participant and (y) no other agreement with respect to any amendment, waiver or modification of this Agreement may exist between such Lender and such Participant. The Borrower and the Parent agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower and the Parent to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each

Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement or the other Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other reserve bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower and/or the Parent in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and 9.19 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Signatures.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreement with respect to fees in connection with the credit facility provided for herein constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any commitment advices delivered in connection with the credit facility established hereunder. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of all the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) The words “execute”, “execution”, “signed”, “signature”, “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Borrower (such approval not to be unreasonably withheld) and the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent, any Lender or the Borrower, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Parent and the Borrower, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Affiliate of any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or by such an Affiliate to or for the credit or the account of the Borrower or the Parent against any of and all the obligations then due of the Borrower or the Parent now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations the Borrower or the Parent are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliate may have. Each Lender agrees to notify the Borrower, the Parent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and any claims, controversy, dispute or causes of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and, notwithstanding the foregoing, may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors on a need-to-know basis, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Section or be subject to a professional obligation of confidentiality (and the Administrative Agent or such Lender, as applicable, shall be responsible for their compliance herewith), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case (other than in the case of a bank audit), the Administrative Agent or such Lender, as the case may be, agrees to inform the Borrower and the Parent promptly thereof to the extent lawfully permitted to do so and to the extent practicable under the circumstances), (c) to the extent required by applicable law or by any subpoena or similar legal process (in which case, the Administrative Agent or such Lender, as the case may be, shall inform the Borrower and the Parent promptly thereof to the extent lawfully permitted to do so and, to the extent practicable under the circumstances, prior to such disclosure), (d) to any other party to this

Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Parent or any Subsidiary and its obligations, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein, (h) in the case of the terms of the credit facility established hereunder and other information customarily reported to such Persons, to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration of the Loan Documents, (i) with the consent of the Parent or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Parent or any of its Related Parties. For purposes of this Section, “Information” means all information received from the Parent or any of its Related Parties relating to the Parent or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by or on behalf of the Parent or any of its Related Parties and other than information pertaining to the terms of this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on the Administrative Agent or any Arranger, such parties may disclose Information as provided in this Section. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA PATRIOT Act; Anti-Money Laundering Laws Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender)

hereby notifies the Borrower and the Parent that pursuant to the requirements of the USA PATRIOT Act or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Borrower and the Parent, which information includes the name and address of the Borrower and the Parent and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Parent in accordance with the USA PATRIOT Act or such Anti-Money Laundering Laws.

SECTION 9.15. No Fiduciary Relationship. Each of the Borrower and the Parent, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, each of the Parent and its Subsidiaries, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Parent and the Subsidiaries, and none of the Administrative Agent, the Arrangers, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Parent or any of its Subsidiaries.

SECTION 9.16. Non-Public Information.

(a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by or on behalf of the Borrower, the Parent or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower, the Parent and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b) The Borrower, the Parent and each Lender acknowledge that, if information furnished by the Borrower or the Parent pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Borrower or the Parent has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Borrower or the Parent has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives. Each of the Borrower and the Parent agrees, upon request of the Administrative Agent, to use commercially reasonable efforts to identify all information provided to the Administrative Agent by or on behalf of the Borrower or the Parent that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower or the Parent without liability or responsibility for the independent verification thereof.

SECTION 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent or any Restricted Subsidiary, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (i) clause (i) in paragraph (a) of this Section is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in paragraph (a) of this Section, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent or any Restricted Subsidiary, that none of the Administrative Agent, the Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.19. Erroneous Payments.

(a) Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) in the case of clauses (x) and (y), solely in the case of any Payment Recipient other than the Borrower or the Parent, any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.19(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above; provided, further, that the provisions of this Section 9.19 shall not apply to any funds received by the Borrower or the Parent as proceeds of Loans and as to which Section 2.06(b) applies. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting paragraph (a) above, each Payment Recipient agrees that, in the case of paragraph (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either paragraph (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person that received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient (in the case of any such Erroneous Payment (or portion thereof) received by the Borrower or the Parent, only from and after the date the Borrower and the Parent receives notice from the Administrative Agent pursuant to paragraph (a) above with respect to such Erroneous Payment) to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with paragraph (c) above, from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this paragraph (d) above shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this paragraph (d) above shall govern in the event of any conflict with the terms and conditions of Section 9.04 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.19 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any obligations owed by the Borrower or the Parent, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or the Parent for the purpose of making a payment on the obligations under the Loan Documents and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the obligations, the obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or the Parent for the purpose of making a payment on the obligations under the Loan Documents.

(f) Each party’s obligations under this Section 9.19 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 9.19 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER: WEYERHAEUSER nr COMPANY,

a Washington corporation

By: /s/ Scott Nickel

Name: Scott Nickel

Title: Vice President and Treasurer

PARENT:	Weyerhaeuser company, a Washington corporation By: /s/ Scott Nickel Name: Scott Nickel Title: Vice President and Treasurer

[Signature Page to Weyerhaeuser NR Company Term Loan Agreement]

TRUIST BANK, as the Administrative Agent and as a Lender

By: /s/ Anika Kirs

Name: Anika Kirs

Title: Director

[Signature Page to Weyerhaeuser NR Company Term Loan Agreement]

SIGNATURE PAGE TO

WEYERHAEUSER NR COMPANY

TERM LOAN AGREEMENT

Coöperatieve Rabobank U.A., New York Branch

as Lender:
by:
/s/ Michael LaHaie
Name: Michael LaHaie Title: Managing Director

by:
/s/ Vinicius Araujo
Name: Vinicius Araujo Title: Vice President

[Signature Page to Weyerhaeuser NR Company Term Loan Agreement]

SIGNATURE PAGE TO

WEYERHAEUSER NR COMPANY

TERM LOAN AGREEMENT

PNC Bank, National Association, as a Lender

by:
/s/ Mariko Blakely
Name: Mariko Blakely Title: SVP, Relationship Manager

[Signature Page to Weyerhaeuser NR Company Term Loan Agreement]

SIGNATURE PAGE TO

WEYERHAEUSER NR COMPANY

TERM LOAN AGREEMENT

Name of Lender:

Lender: U.S. Bank National Association
by:
/s/ Jeffrey Walker
Jeffrey Walker Vice President

For any Lender requiring a second signature line:
by:

Name: Title:

[Signature Page to Weyerhaeuser NR Company Term Loan Agreement]

Schedule 1.01(a)

Unrestricted Subsidiaries

None.

SIGNATURE PAGE TO

WEYERHAEUSER NR COMPANY

TERM LOAN AGREEMENT

Schedule 2.01

Lenders; Commitments

Lender	Commitment	Percentage of Aggregate Amount of the Lenders’ Commitments
Truist Bank	$250,000,000.00	31.3%
Coöperatieve Rabobank U.A., New York Branch	$250,000,000.00	31.3%
PNC Bank, National Association	$150,000,000.00	18.8%
U.S. Bank National Association	$150,000,000.00	18.8%
TOTAL	$800,000,000.00	100.0%

Schedule 3.06

Litigation

None.

EXHIBIT A

to the Term Loan Agreement

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment”) is dated as of the “Effective Date” inserted below by the Administrative Agent (the “Effective Date”) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the “Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date, (a) the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the facility identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment or the Credit Agreement, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

and [(x)][is][is not] a member of the Farm Credit System [and (y) is [a Lender][an Affiliate of [Identify Lender]]]1

3. Borrower: Weyerhaeuser NR Company, a Washington corporation

4. Administrative Agent: Truist Bank

1 Select as applicable.

5. Credit Agreement: Term Loan Agreement dated as of August 25, 2025, among Weyerhaeuser NR Company, Weyerhaeuser Company, the Lenders party thereto and Truist Bank, as Administrative Agent

6. Assigned Interest:

Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned[1]	Percentage Assigned of Commitment/Loans of all Lenders[2]
$	$	%

Effective Date: , 20 [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH DATE SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

1 Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.

2 Set forth, to at least nine decimals, as a percentage of the amount in Column 2.

The terms set forth in this Assignment are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:

_____________________________

Name:

Title:

[Signature Page – Assignment and Assumption]

[NAME OF ASSIGNEE], as Assignee

By:

__________________________

Name:

Title:

[Signature Page – Assignment and Assumption]

Consented to and Accepted:

Truist bank, as Administrative Agent

By:

_______________________________

Name:

Title:

[Signature Page – Assignment and Assumption]

[Consented to:

WEYERHAEUSER NR COMPANY,
as Borrower

By:

______________________________

Name:

Title:]1

1 To be included only if Section 9.04(b)(i) of the Credit Agreement requires the consent of the Borrower.

[Signature Page – Assignment and Assumption]

ANNEX 1
to the Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, other than the representations and warranties made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document (other than this Assignment) or any collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary or any other Affiliate of the Borrower or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or any Subsidiary or any other Affiliate of the Borrower or any other Person obligated in respect of any Loan Document of any of their respective obligations thereunder.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee and satisfies all the other requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (v) it has experience and expertise in the making of or investing in commitments or loans such as the Assigned Interest, as the case may be, (vi) it has, independently and without reliance upon the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decisions to enter into this Assignment and to purchase the Assigned Interest, (vii) it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.16(f) thereof), duly completed and executed by the Assignee, (viii) it will acquire the Assigned Interest for its own account in the ordinary course and without a view to distribution of the Assigned Interest within the meaning of the Securities Act or the Exchange Act or other United States federal securities laws (it being understood that, subject to the provisions of Section 9.04 of the Credit Agreement, the disposition of the Assigned Interest or any interests therein shall at all times remain within its exclusive control) and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under any Loan Document, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted in accordance with the Credit Agreement. This Assignment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. The words “execution”, “signed, “signature”, “delivery” and words of like import in or relating to this Assignment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. THIS ASSIGNMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EXHIBIT B

to the Term Loan Agreement

[FORM OF] BORROWING/INTEREST ELECTION REQUEST

Truist Bank, as Administrative Agent

Agency Services

303 Peachtree Street NE

Atlanta, GA 30308

Email: Agency.Services@Truist.com

[Date]

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement dated as of August 25, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser NR Company, a Washington corporation (the “Borrower”), Weyerhaeuser Company, a Washington corporation, the Lenders party thereto and Truist Bank, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

☐ Borrowing Request: The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests the following Borrowing:

1. Aggregate principal amount of Borrowing: $

2. Date of Borrowing:

3. Type of Borrowing (Base Rate or Term SOFR):

4. Initial Interest Period (if Term SOFR Borrowing):

5. Location and number of the account to which proceeds
of the requested Borrowing are to be disbursed: [Name of Bank]

(Acct. No. )

☐ Interest Election Request: The Borrower hereby gives you notice pursuant to Section 2.07 of the Credit Agreement that it requests the conversion or continuation of a Borrowing, and specifies the following information with respect to such Borrowing and each resulting Borrowing:

1. Borrowing to which this request applies:

Principal Amount: $

Type (Base Rate or Term SOFR):

Interest Period (specify last day of current Interest Period for Term SOFR Borrowing):

2. Effective date of this election (Business Day):

3. Resulting Borrowing[s]:

Principal Amount: $

Type (Base Rate or Term SOFR):

Interest Period (for Term SOFR Borrowing):

Very truly yours,

WEYERHAEUSER NR COMPANY

By: ________________________

Name:

Title:

EXHIBIT C-1

to the Term Loan Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement dated as of August 25, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser NR Company, a Washington corporation (the “Borrower”), Weyerhaeuser Company, a Washington corporation, the Lenders party thereto and Truist Bank, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By: _________________________

Name:

Title:

Date: ____________ __, 20[ ]

EXHIBIT C-2

to the Term Loan Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement dated as of August 25, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser NR Company, a Washington corporation (the “Borrower”), Weyerhaeuser Company, a Washington corporation, the Lenders party thereto and Truist Bank, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By: __________________________

Name:

Title:

Date: ____________ __, 20[ ]

EXHIBIT C-3

to the Term Loan Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement dated as of August 25, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser NR Company, a Washington corporation (the “Borrower”), Weyerhaeuser Company, a Washington corporation, the Lenders party thereto and Truist Bank, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By: ___________________________

Name:

Title:

Date: ____________ __, 20[ ]

EXHIBIT C-4

to the Term Loan Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement dated as of August 25, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser NR Company, a Washington corporation (the “Borrower”), Weyerhaeuser Company, a Washington corporation, the Lenders party thereto and Truist Bank, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By: ____________________________

Name:

Title:

Date: ____________ __, 20[ ]

EXHIBIT D

to the Term Loan Agreement

[FORM OF] COMPLIANCE CERTIFICATE

The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Parent and the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.

Reference is made to the Term Loan Agreement dated as of August 25, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weyerhaeuser NR Company, a Washington corporation, Weyerhaeuser Company, a Washington corporation (the “Parent”), the Lenders party thereto and Truist Bank, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

The undersigned Financial Officer of the Parent hereby certifies as of the date hereof, solely in such capacity and not in a personal capacity and without personal liability, as follows:

1. I am a Financial Officer of the Parent.

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Parent and the Restricted Subsidiaries during the [fiscal year of the Parent ended [ ]][fiscal quarter of the Parent ended [ ]] (the “Applicable Accounting Period”). I have no knowledge of the existence of any condition or event that constitutes a Default or Event of Default as of the date of this Compliance Certificate[, except as set forth in a separate attachment, if any, to this Compliance Certificate, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto]1.

3. The calculations set forth on Annex A hereto of (a) Total Adjusted Shareholders’ Equity as of the last day of the Applicable Accounting Period, (b) Total Funded Indebtedness as of the last day of the Applicable Accounting Period and (c) the ratio of Total Funded Indebtedness as of the last day of the Applicable Accounting Period to the sum of Total Adjusted Shareholders’ Equity and Total Funded Indebtedness, in each case, as of the last day of the Applicable Accounting Period are true and accurate on and as of the date of this Compliance Certificate.

1 Specify the nature and extent of any existing Default, if any, and any corrective action taken or proposed to be taken with respect thereto.

The foregoing certifications are made and delivered on [ ], pursuant to Section 5.01(c) of the Credit Agreement.

WEYERHAEUSER COMPANY

By: _______________________

Name:

Title:

ANNEX A

TO COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

($ Amounts in Millions)
Total Adjusted Shareholders’ Equity: (a) – (b) – (c) – (d) =	$[___]

(a) consolidated shareholders’ equity of the Parent that would be reported as “total equity” on the consolidated balance sheet of the Parent prepared as of the last day of the Applicable Accounting Period in accordance with GAAP:

$[___]

(b) exclude any cumulative other comprehensive income or loss, in each case as reflected on the consolidated balance sheet of the Parent prepared as of the last day of the Applicable Accounting Period in accordance with GAAP:

$[___]
(c) exclude treasury common shares in the Parent:	$[___]
(d) exclude the aggregate net book value (after deducting any reserves applicable thereto) of investments in Unrestricted Subsidiaries:	$[___]
Minimum Required:	$3,000
Total Funded Indebtedness: (a) + (b) + (c) – (d) – (e) – (f) =	$[___]

(a) Loans and any other Indebtedness of the Parent and the Restricted Subsidiaries that would be reported as “long-term debt” on the consolidated balance sheet of the Parent prepared as of the last day of the Applicable Accounting Period in accordance with GAAP, in an amount that would be so reported:

$[___]

(b) Any Indebtedness of the Parent and the Restricted Subsidiaries that would be reported as “current maturities of long-term debt” on the consolidated balance sheet of the Parent prepared as of the last day of the Applicable Accounting Period in accordance with GAAP, in an amount that would be so reported:

$[___]

(c) Any Indebtedness of the Parent and the Restricted Subsidiaries that would be reported as “short-term debt” on the consolidated balance sheet of the Parent prepared as of the last day of the Applicable Accounting Period in accordance with GAAP, in an amount that would be so reported:

$[___]
(d) To the extent included in (a), (b) or (c), Indebtedness of Unrestricted Subsidiaries:	$[___]

(e) To the extent included in (a), (b) or (c), Indebtedness that is non-recourse to the Parent and the Restricted Subsidiaries, including any Indebtedness reported as “long-term debt (nonrecourse to the company) held by variable interest entities” or “current debt (nonrecourse to the company) held by variable interest entities” on the consolidated balance sheet of the Parent prepared as of the last day of the Applicable Accounting Period in accordance with GAAP:

$[___]
(f) To the extent included in (a), (b) or (c), Indebtedness secured by Timber Installment Notes Collateral in an amount equal to at least 90% of the outstanding principal amount thereof:	$[___]
Ratio of Total Funded Indebtedness to Sum of Total Adjusted Shareholders’ Equity and Total Funded Indebtedness: (a) / (b) =	[___]%
(a) Total Funded Indebtedness:	$[___]
(b) Sum of Total Adjusted Shareholders’ Equity and Total Funded Indebtedness:	$[___]
Maximum Permitted:	65%